IMMEDIATE RELEASE

TOWNSQUARE DRIVES SEQUENTIAL IMPROVEMENT IN SECOND QUARTER

Digital Represents 52% of 1H'24 Total Net Revenue
Repurchased $14 Million of Debt and $22 Million of Equity in 1H’24

Purchase, NY – August 7, 2024 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the second quarter ended June 30, 2024.

“I am pleased to share that Townsquare’s momentum is building as demonstrated by another quarter of sequential net revenue improvement, primarily due to our local focus and our unique and differentiated digital platform. Second quarter net revenue decreased -2.5% year-over-year and Adjusted EBITDA decreased -8.3% year-over-year, both meeting guidance and reflecting a sequential improvement from first quarter declines. In the second quarter, the Company reported a net loss of $48.9 million, in large part due to non-cash impairment charges. Our Q2 performance was driven by stabilizing and/or improving trends across segments: Townsquare Interactive returned to sequential revenue growth in each month of the quarter, as a result of positive subscriber trends that have improved dramatically compared to previous quarters; Digital Advertising net revenue growth continued at +1% year-over-year; and Broadcast Advertising net revenue was approximately flat as compared to the prior year, an improvement from first quarter declines. In total, Digital represented 52% of Townsquare’s net revenue in the first six months of the year,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Additionally, we continue to generate strong cash flow, granting us the ability to invest in our digital growth engine while preserving financial flexibility, as evidenced by our ongoing debt and share buybacks in the open market. In fact, S&P Global upgraded their rating of our Senior Secured Notes (the “Notes”) from B to B+ in June, citing our performance and credit metrics. In the first six months of the year, we have repurchased and retired $14 million of our Notes at a discount to par, and repurchased $22 million of equity, or 2.2 million shares, including the accretive share repurchase of 1.5 million shares from Madison Square Garden. At the same time, we have maintained our high yielding dividend and a strong cash balance, which was $29 million at the end of the second quarter.”

Mr. Wilson concluded, "Most importantly, due to our current cash position and our strong cash generation, we retain financial flexibility moving forward and we are confident in our ability to build shareholder value for our investors through long-term net revenue and cash flow growth, net leverage reduction, future dividend payments, and potential future share repurchases.

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.1975 per share. The dividend will be payable on November 1, 2024 to shareholders of record as of the close of business on October 15, 2024. As of yesterday’s closing price that reflects a dividend yield of approximately 7%.

Segment Reporting
We have three reportable operating segments, Subscription Digital Marketing Solutions, Digital Advertising and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties, our first party data digital management platform and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Second Quarter Results*
•As compared to the second quarter of 2023:
•Net revenue decreased 2.5%, and 3.4% excluding political
•Net loss increased $46.2 million

•Adjusted EBITDA decreased 8.3%
•Total Digital net revenue decreased 3.8%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 12.9%
•Digital Advertising net revenue increased 1.0%
•Total Digital Adjusted Operating Income decreased 19.4%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 10.1%
•Digital Advertising Adjusted Operating Income decreased 23.3%
•Broadcast Advertising net revenue decreased 0.2%, and decreased 1.9% excluding political
•Loss per share was $3.26 and Adjusted Net Income per diluted share was $0.14
•Repurchased an aggregate $13.7 million of our 2026 Senior Secured Notes below par
•Repurchased 1.8 million shares of the Company’s common stock at an average price of $10.13
•Repurchased and retired 3.2 million options expiring in July 2024 for a net purchase price of $3.61 per option

Year-to-Date Highlights*
•As compared to the six months ended June 30, 2023:
•Net revenue decreased 2.9%, and 3.7% excluding political
•Net loss increased $42.7 million
•Adjusted EBITDA decreased 9.0%
•Total Digital net revenue decreased 4.4%
•Subscription Digital Marketing Solutions net revenue decreased 14.2%
•Digital Advertising net revenue increased 1.1%
•Total Digital Adjusted Operating Income decreased 20.9%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 9.9%
•Digital Advertising Adjusted Operating Income decreased 26.1%
•Broadcast Advertising net revenue decreased 0.6%, and 2.3%, excluding political
•Repurchased 2.2 million shares of the Company’s common stock at an average price of $10.25
*See below for discussion of non-GAAP measures.

Guidance
For the third quarter of 2024, net revenue is expected to be between $114 million and $116 million, and Adjusted EBITDA is expected to be between $25 million and $27 million.

For the full year 2024, net revenue is expected to be between $440 million and $455 million, and Adjusted EBITDA is expected to be between $100 million and $105 million.

Quarter Ended June 30, 2024 Compared to the Quarter Ended June 30, 2023

Net Revenue
Net revenue for the three months ended June 30, 2024 decreased $3.0 million, or 2.5%, to $118.2 million as compared to $121.2 million in the same period in 2023. Subscription Digital Marketing Solutions net revenue decreased $2.8 million, or 12.9%, Other net revenue decreased $0.6 million, or 11.0%, and Broadcast Advertising net revenue decreased $0.1 million, or 0.2%, as compared to the same period in 2023. These decreases were partially offset by an increase in Digital Advertising net revenue of $0.4 million, or 1.0%, as compared to the same period in 2023. Excluding political revenue of $1.5 million and $0.4 million for the three months ended June 30, 2024 and 2023, respectively, net revenue decreased $4.1 million, or 3.4%, to $116.8 million, Broadcast Advertising net revenue decreased $1.0 million, or 1.9%, to $52.3 million, and Digital Advertising net revenue increased $0.3 million, or 0.7%, to $41.4 million.

Net Loss
For the three months ended June 30, 2024, we reported a net loss of $48.9 million, as compared to a net loss of $2.7 million in the same period last year. The increase was primarily due to a $25.3 million increase in the income tax provision due to an increase in the valuation allowance for interest expense carryforwards, as well as increases in non-cash impairment charges, stock-based compensation, and transaction and business realignment costs, and decreases in other income and net revenue. Adjusted Net Income decreased $6.1 million as compared to the same period last year.

Adjusted EBITDA

Adjusted EBITDA for the three months ended June 30, 2024 decreased $2.4 million, or 8.3%, to $26.2 million, as compared to $28.6 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $3.3 million, or 11.6%, to $25.0 million, as compared to $28.3 million in the same period last year.

Six Months Ended June 30, 2024 Compared to the Six Months Ended June 30, 2023

Net Revenue
Net revenue for the six months ended June 30, 2024, decreased $6.5 million, or 2.9%, to $217.9 million as compared to $224.3 million in the same period in 2023. Subscription Digital Marketing Solutions net revenue decreased $6.1 million, or 14.2%, Other net revenue decreased $0.7 million, or 10.1%, and Broadcast Advertising net revenue decreased $0.6 million, or 0.6%. These declines were partially offset by an $0.8 million, or 1.1%, increase in Digital Advertising net revenue as compared to the same period in 2023. Excluding political revenue of $2.5 million and $0.6 million for the six months ended June 30, 2024 and 2023, respectively, net revenue decreased $8.4 million, or 3.7% to $215.3 million, Broadcast Advertising net revenue decreased $2.3 million, or 2.3%, to $96.8 million, and Digital Advertising net revenue increased $0.7 million, or 0.9%, to $75.5 million.

Net Loss
For the six months ended June 30, 2024, we reported a net loss of $47.3 million, as compared to a net loss of $4.6 million in the same period last year. The increase was primarily due to a $27.1 million increase in the income tax provision due to an increase in the valuation allowance for interest expense carryforwards, as well as increases in stock-based compensation and transaction and business realignment costs, and decreases in net revenue and other income (expense), partially offset by a decrease in direct operating expenses. Adjusted Net Income decreased $7.6 million as compared to the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2024 decreased $4.3 million, or 9.0% to $43.8 million, as compared to $48.1 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $5.9 million, or 12.5%, to $41.6 million, as compared to $47.5 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2024, we had a total of $28.5 million of cash and cash equivalents and $489.9 million of outstanding indebtedness, representing 5.12x and 4.82x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended June 30, 2024, of $95.7 million.

The table below presents a summary, as of August 2, 2024, of our outstanding common stock.

Security	Number Outstanding	Description
Class A common stock	14,578,502	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Total	15,393,798
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2024 financial results and 2024 guidance on Wednesday, August 7, 2024 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-343-5172 (U.S. & Canada) or 1-203-518-9856 (International) and the conference ID is “Townsquare”. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through August 14, 2024. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 11156520. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 23,575 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 349 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk

Factors” in our 2023 Annual Report on Form 10-K, for the year ended December 31, 2023, filed with the SEC on March 15, 2024, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income by Segment as operating income by segment before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairments and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, gain on repurchases of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net loss (gain) on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, gain on sale of investment, change in fair value of investment, net loss (gain) on sale and retirement of assets, gain on repurchases of debt, gain on sale of digital assets, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of June 30, 2024, divided by our Adjusted EBITDA for the twelve months ended June 30, 2024. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income by Segment to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income by Segment, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$28,511	$61,046
Accounts receivable, net of allowance for credit losses of $3,879 and $4,041, respectively	60,530	60,780
Prepaid expenses and other current assets	11,822	10,356
Total current assets	100,863	132,182
Property and equipment, net	110,011	110,194
Intangible assets, net	166,982	200,306
Goodwill	154,577	157,270
Investments	2,183	3,542
Operating lease right-of-use assets	43,800	46,887
Other assets	711	1,165
Restricted cash	507	503
Total assets	$579,634	$652,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,710	$5,036
Deferred revenue	9,471	9,059
Accrued compensation and benefits	10,062	13,085
Accrued expenses and other current liabilities	26,630	25,112
Operating lease liabilities, current	9,506	9,376
Accrued interest	14,043	14,420
Total current liabilities	74,422	76,088
Long-term debt, net of deferred finance costs of $2,880 and $3,960, respectively	487,056	499,658
Deferred tax liability	30,491	11,856
Operating lease liability, net of current portion	40,038	41,437
Other long-term liabilities	11,763	13,099
Total liabilities	643,770	642,138
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 15,298,802 and 14,023,767 shares issued and outstanding, respectively	153	140
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 0 and 1,961,341 shares issued and outstanding, respectively	—	20
Total common stock	161	168
Treasury stock, at cost; 840,461 and 183,768 shares of Class A common stock, respectively	(9,829)	(2,177)
Additional paid-in capital	299,161	310,612
Accumulated deficit	(356,633)	(302,193)
Non-controlling interest	3,004	3,501
Total stockholders’ equity	(64,136)	9,911
Total liabilities and stockholders’ equity	$579,634	$652,049

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$118,225	$121,231	$217,858	$224,341
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	85,512	85,654	162,407	163,978
Depreciation and amortization	5,014	4,835	9,949	9,779
Corporate expenses	6,482	6,962	11,699	12,307
Stock-based compensation	8,325	2,106	11,195	3,878
Transaction and business realignment costs	1,594	311	3,038	603
Impairment of intangible assets, investments, goodwill and long-lived assets	32,638	26,240	34,256	34,727
Net loss (gain) on sale and retirement of assets	30	(49)	44	(341)
Total operating costs and expenses	139,595	126,059	232,588	224,931
Operating loss	(21,370)	(4,828)	(14,730)	(590)
Other expense (income):
Interest expense, net	9,212	9,314	18,243	18,872
Gain on repurchases of debt	(3)	(44)	(3)	(819)
Other income, net	(546)	(4,878)	(4,697)	(5,904)
Loss from operations before tax	(30,033)	(9,220)	(28,273)	(12,739)
Income tax provision (benefit)	18,825	(6,520)	19,032	(8,098)
Net loss	$(48,858)	$(2,700)	$(47,305)	$(4,641)

Net (loss) income attributable to:
Controlling interests	$(49,244)	$(3,200)	$(48,108)	$(5,621)
Non-controlling interests	386	500	803	980
Net loss	$(48,858)	$(2,700)	$(47,305)	$(4,641)

Basic loss per share	$(3.26)	$(0.19)	$(3.04)	$(0.33)

Diluted loss per share	$(3.26)	$(0.19)	$(3.04)	$(0.33)

Weighted average shares outstanding:
Basic	15,097	17,221	15,829	17,212
Diluted	15,097	17,221	15,829	17,212

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(47,305)	$(4,641)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,949	9,779
Amortization of deferred financing costs	990	949
Non-cash lease expense	—	52
Net deferred taxes and other	18,635	(8,473)
Allowance for credit losses	2,686	2,564
Stock-based compensation expense	11,195	3,878
Gain on repurchases of debt	(3)	(819)
Trade and barter activity, net	(575)	(1,008)
Impairment of intangible assets, investments, goodwill and long-lived assets	34,256	34,727
Realized gain on sale of digital assets	—	(839)
Gain on sale of investment	(4,009)	(5,210)
Unrealized gain on investment	(202)	(112)
Amortization of content rights	2,445	2,422
Change in content rights liabilities	(2,464)	(659)
Other	1,946	(596)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,857)	(3,453)
Prepaid expenses and other assets	(527)	4,548
Accounts payable	(365)	625
Accrued expenses	(12,778)	(1,946)
Accrued interest	(377)	(367)
Other long-term liabilities	44	(15)
Net cash provided by operating activities	10,684	31,406
Cash flows from investing activities:
Purchase of property and equipment	(8,679)	(7,136)
Proceeds from sale of digital assets	—	2,975
Proceeds from insurance recoveries	278	372
Proceeds from sale of assets and investment related transactions	4,408	6,196
Net cash (used in) provided by investing activities	(3,993)	2,407
Cash flows from financing activities:
Repurchases of 2026 Notes	(13,589)	(11,966)
Dividend payments	(6,256)	(3,240)
Proceeds from stock options exercised	4,773	4,308
Shares withheld in lieu of employee tax withholding	(35)	—
Withholdings for shares issued under the ESPP	403	430
Repurchases of stock	(22,133)	(15,572)
Cash distribution to non-controlling interests	(1,300)	(1,499)
Repayments of capitalized obligations	(1,085)	(90)
Net cash used in financing activities	(39,222)	(27,629)
Cash and cash equivalents and restricted cash:
Net (decrease) increase in cash, cash equivalents and restricted cash	(32,531)	6,184
Beginning of period	61,549	43,913
End of period	$29,018	$50,097

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$18,244	$19,054
Income taxes	684	817

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,174	$3,148
Property and equipment acquired in exchange for advertising(1)	587	253
Accrued capital expenditures	124	114

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$6,094	$5,958
Right-of-use assets obtained in exchange for operating lease obligations	3,524	3,593

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$28,511	$49,598
Restricted cash	507	499
	$29,018	$50,097
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the six months ended June 30, 2024 and 2023, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Subscription Digital Marketing Solutions	$18,515	$21,268	(12.9)%	$36,768	$42,829	(14.2)%
Digital Advertising	41,524	41,126	1.0%	75,680	74,833	1.1%
Broadcast Advertising	53,633	53,720	(0.2)%	99,088	99,643	(0.6)%
Other	4,553	5,117	(11.0)%	6,322	7,036	(10.1)%
Net revenue	118,225	121,231	(2.5)%	217,858	224,341	(2.9)%
Subscription Digital Marketing Solutions Expenses	13,098	15,243	(14.1)%	26,295	31,205	(15.7)%
Digital Advertising expenses	30,515	26,782	13.9%	57,615	50,395	14.3%
Broadcast Advertising expenses	37,612	38,983	(3.5)%	72,882	76,348	(4.5)%
Other expenses	4,287	4,646	(7.7)%	5,615	6,030	(6.9)%
Direct operating expenses	85,512	85,654	(0.2)%	162,407	163,978	(1.0)%
Depreciation and amortization	5,014	4,835	3.7%	9,949	9,779	1.7%
Corporate expenses	6,482	6,962	(6.9)%	11,699	12,307	(4.9)%
Stock-based compensation	8,325	2,106	295.3%	11,195	3,878	188.7%
Transaction and business realignment costs	1,594	311	412.5%	3,038	603	403.8%
Impairment of intangible assets, investments, goodwill and long-lived assets	32,638	26,240	24.4%	34,256	34,727	(1.4)%
Net loss (gain) on sale and retirement of assets	30	(49)	(161.2)%	44	(341)	(112.9)%
Total operating costs and expenses	139,595	126,059	10.7%	232,588	224,931	3.4%
Operating loss	(21,370)	(4,828)	342.6%	(14,730)	(590)	2,396.6%
Other expense (income):
Interest expense, net	9,212	9,314	(1.1)%	18,243	18,872	(3.3)%
Gain on repurchases of debt	(3)	(44)	(93.2)%	(3)	(819)	(99.6)%
Other income, net	(546)	(4,878)	(88.8)%	(4,697)	(5,904)	(20.4)%
Loss from operations before tax	(30,033)	(9,220)	225.7%	(28,273)	(12,739)	121.9%
Income tax provision (benefit)	18,825	(6,520)	388.7%	19,032	(8,098)	335.0%
Net loss	$(48,858)	$(2,700)	1,709.6%	$(47,305)	$(4,641)	919.3%
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three and six months ended June 30, 2024, and 2023, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2024	2023	% Change	2024	2023	% Change
Subscription Digital Marketing Solutions	$18,515	$21,268	(12.9)%	$36,768	$42,829	(14.2)%
Digital Advertising	41,524	41,126	1.0%	75,680	74,833	1.1%
Digital	60,039	62,394	(3.8)%	112,448	117,662	(4.4)%
Broadcast Advertising	53,633	53,720	(0.2)%	99,088	99,643	(0.6)%
Other	4,553	5,117	(11.0)%	6,322	7,036	(10.1)%
Net revenue	$118,225	$121,231	(2.5)%	$217,858	$224,341	(2.9)%
Subscription Digital Marketing Solutions	$5,417	$6,025	(10.1)%	$10,473	$11,624	(9.9)%
Digital Advertising	11,009	14,344	(23.3)%	18,065	24,438	(26.1)%
Digital	16,426	20,369	(19.4)%	28,538	36,062	(20.9)%
Broadcast Advertising	16,021	14,737	8.7%	26,206	23,295	12.5%
Other	266	471	(43.5)%	707	1,006	(29.7)%
Adjusted Operating Income	$32,713	$35,577	(8.1)%	$55,451	$60,363	(8.1)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and six months ended June 30, 2024, and 2023, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2024	2023	% Change	2024	2023	% Change
Subscription Digital Marketing Solutions	$18,515	$21,268	(12.9)%	$36,768	$42,829	(14.2)%
Digital Advertising	41,524	41,126	1.0%	75,680	74,833	1.1%
Digital	60,039	62,394	(3.8)%	112,448	117,662	(4.4)%
Broadcast Advertising	53,633	53,720	(0.2)%	99,088	99,643	(0.6)%
Other	4,553	5,117	(11.0)%	6,322	7,036	(10.1)%
Net revenue	$118,225	$121,231	(2.5)%	$217,858	$224,341	(2.9)%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Digital Advertising political revenue	147	46	219.6%	219	61	259.0%
Broadcast Advertising political revenue	1,312	359	265.5%	2,300	557	312.9%
Other political revenue	—	—	—	—	—	—
Political revenue	$1,459	$405	260.2%	$2,519	$618	307.6%
Subscription Digital Marketing Solutions net revenue (ex. political)	$18,515	$21,268	(12.9)%	$36,768	$42,829	(14.2)%
Digital Advertising net revenue (ex. political)	41,377	41,080	0.7%	75,461	74,772	0.9%
Digital net revenue (ex. political)	59,892	62,348	(3.9)%	112,229	117,601	(4.6)%
Broadcast Advertising political net revenue (ex. political)	52,321	53,361	(1.9)%	96,788	99,086	(2.3)%
Other net revenue (ex. political)	4,553	5,117	(11.0)%	6,322	7,036	(10.1)%
Net revenue (ex. political)	$116,766	$120,826	(3.4)%	$215,339	$223,723	(3.7)%

The following table reconciles on a GAAP basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2024, and 2023, respectively (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2024	2023	2024	2023
Net loss	$(48,858)	$(2,700)	$(47,305)	$(4,641)
Income tax provision (benefit)	18,825	(6,520)	19,032	(8,098)
Loss from operations before taxes	(30,033)	(9,220)	(28,273)	(12,739)
Transaction and business realignment costs	1,594	311	3,038	603
Impairment of intangible assets, investments, goodwill and long-lived assets	32,638	26,240	34,256	34,727
Net loss (gain) on sale and retirement of assets	30	(49)	44	(341)
Gain on repurchases of debt	(3)	(44)	(3)	(819)
Gain on sale of digital assets	—	—	—	(839)
Gain on sale of investment	—	(5,210)	(4,009)	(5,210)
Change in fair value of investment	(434)	(246)	(202)	(112)
Gain on insurance recoveries	(278)	—	(278)	(372)
Net income attributable to non-controlling interest, net of income taxes	(386)	(500)	(803)	(980)
Adjusted net income before income taxes	3,128	11,282	3,770	13,918
Income tax provision (1)	794	2,877	957	3,550
Adjusted Net Income	$2,334	$8,405	$2,813	$10,368

Adjusted Net Income Per Share:
Basic	$0.15	$0.49	$0.18	$0.60
Diluted	$0.14	$0.45	$0.16	$0.58

Weighted average shares outstanding:
Basic	15,097	17,221	15,829	17,212
Diluted	17,282	18,567	17,998	17,779
(1) Income tax provision for the three and six months ended June 30, 2024 and 2023, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles on a GAAP basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2024, and 2023, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2024	2023	2024	2023
Net loss	$(48,858)	$(2,700)	$(47,305)	$(4,641)
Income tax provision (benefit)	18,825	(6,520)	19,032	(8,098)
Interest expense, net	9,212	9,314	18,243	18,872
Gain on repurchases of debt	(3)	(44)	(3)	(819)
Depreciation and amortization	5,014	4,835	9,949	9,779
Stock-based compensation	8,325	2,106	11,195	3,878
Transaction and business realignment costs	1,594	311	3,038	603
Impairment of intangible assets, investments, goodwill and long-lived assets	32,638	26,240	34,256	34,727
Other (a)	(516)	(4,927)	(4,653)	(6,245)
Adjusted EBITDA	$26,231	$28,615	$43,752	$48,056
Political Adjusted EBITDA	(1,240)	(344)	(2,141)	(525)
Adjusted EBITDA (Excluding Political)	$24,991	$28,271	$41,611	$47,531
Political Adjusted EBITDA	1,240	344	2,141	525
Net cash paid for interest	(606)	(326)	(18,244)	(19,054)
Capital expenditures	(4,251)	(3,497)	(8,679)	(7,136)
Cash paid for taxes	(672)	(813)	(684)	(817)
Adjusted EBITDA Less Interest, Capex and Taxes	$20,702	$23,979	$16,145	$21,049
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2024 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	June 30, 2024
Net (loss) income	$(36,503)	$(1,878)	$1,553	$(48,858)	$(85,686)
Income tax provision (benefit)	17,478	(15,522)	207	18,825	20,988
Interest expense, net	9,343	9,034	9,031	9,212	36,620
Gain on repurchases of debt	(430)	—	—	(3)	(433)
Depreciation and amortization	4,717	4,704	4,935	5,014	19,370
Stock-based compensation	2,350	1,805	2,870	8,325	15,350
Transaction and business realignment costs	161	405	1,444	1,594	3,604
Impairment of intangible assets, investments, goodwill and long-lived assets	30,970	24,881	1,618	32,638	90,107
Other (a)	(909)	1,349	(4,137)	(516)	(4,213)
Adjusted EBITDA	$27,177	$24,778	$17,521	$26,231	$95,707
(a) Other includes net (loss) gain on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating income (loss) by segment, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the three months ended June 30, 2024, and 2023 (in thousands):

	Three Months Ended June 30, 2024
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other
Operating income (loss)	$4,629	$8,751	$(15,440)	$(685)
Depreciation and amortization	608	266	2,807	32
Stock-based compensation	180	208	169	4
Transaction and business realignment costs	—	—	70	6
Impairment of intangible assets, investments, goodwill and long-lived assets	—	1,784	28,385	909
Net loss on sale and retirement of assets	—	—	30	—
Adjusted Operating Income	$5,417	$11,009	$16,021	$266

	Three Months Ended June 30, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other
Operating income (loss)	$5,547	$14,106	$(5,724)	$434
Depreciation and amortization	327	168	3,382	33
Stock-based compensation	151	70	218	4
Transaction and business realignment costs	—	—	167	—
Impairment of intangible assets, investments, and long-lived assets	—	—	16,743	—
Net gain on sale and retirement of assets	—	—	(49)	—
Adjusted Operating Income	$6,025	$14,344	$14,737	$471

The following tables reconcile Operating income (loss) by segment, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the six months ended June 30, 2024, and 2023 (in thousands):

	Six Months Ended June 30, 2024
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other
Operating income (loss)	$8,917	$15,478	$(9,958)	$(287)
Depreciation and amortization	1,222	447	5,671	65
Stock-based compensation	334	356	358	8
Transaction and business realignment costs	—	—	88	12
Impairment of intangible assets, investments, goodwill and long-lived assets	—	1,784	30,003	909
Net loss on sale and retirement of assets	—	—	44	—
Adjusted Operating Income	$10,473	$18,065	$26,206	$707

	Six Months Ended June 30, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other
Operating income (loss)	$10,690	$23,991	$(9,318)	$920
Depreciation and amortization	655	332	6,982	69
Stock-based compensation	279	115	382	6
Transaction and business realignment costs	—	—	360	11
Impairment of intangible assets, investments, and long-lived assets	—	—	25,230	—
Net gain on sale and retirement of assets	—	—	(341)	—
Adjusted Operating Income	$11,624	$24,438	$23,295	$1,006